Exhibit (p)(4)

                       AUSTIN INVESTMENT MANAGEMENT, INC.

                                 CODE OF ETHICS

                            AS AMENDED JUNE 30, 2000

                                  INTRODUCTION

         This Code of Ethics (the "Code") has been adopted by Austin Investment Management, Inc. ("AIM"). This Code pertains to AIM's investment advisory services to a registered investment company, Austin Global Equity Fund (AGE). This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and addresses other types of conflict of interest situations. Definitions of underlined terms are included in Appendix A.

1.       POLICY STATEMENT

                  AIM forbids any Access Person or Investment Personnel from engaging in any conduct that is contrary to this Code. In addition, due to their positions, AIM also forbids any Access Person or Investment Personnel from engaging in any conduct which is contrary to AIM's Insider Trading Policy and Related Procedures. In addition, many persons subject to the Code are also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of your obligations to AIM. These include contractual arrangements with AIM, and policies adopted by AIM concerning confidential information and documents.

                  AIM has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

2.       WHO IS COVERED BY THIS CODE

                  All Access Persons and Investment Personnel, in each case only with respect to the Funds as listed on Appendix B.

3.       PROHIBITED TRANSACTIONS

     (a) PROHIBITION AGAINST FRAUDULENT CONDUCT. It is unlawful for Access Persons and Investment Personnel to use any information concerning a security held or to be acquired by a Fund, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, they shall not, directly or indirectly:

     (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund:

     (ii) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading: or

     (iii)engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund.

     (b) BLACKOUT PERIOD. Access Persons and Investment Personnel shall not purchase or sell a Covered Security in an account over which they have direct or indirect influence or control on a day during which they know or should have known a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     (c) ADDITIONAL INVESTMENT PERSONNEL BLACKOUT PERIOD. No Investment Personnel shall purchase or sell a Covered Security within five calendar days before or two calendar days after a Fund for which the Investment Personnel makes or participates in making a recommendation trades in that security. Any profits realized on trades within this proscribed period shall be disgorged. This blackout period does not apply to money market mutual funds which are advised by AIM.

     (d) BLACKOUT PERIOD EXCLUSIONS AND DEFINITIONS. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Sections 3(b) and (c):



     (i) purchases or sales over which you have no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in your home):

     (ii) purchases which are part of an automatic dividend reinvestment plan:

     (iii) purchases or sales which are non-volitional on your part: and

     (iv) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

         Your trading shall be exempt from the  limitations of Sections 3(b) and
(c) provided that (i) the market capitalization of a particular security exceeds $1 billion and (ii) pending orders of AIM do not exceed two percent of the daily average trading volume of the security for the prior 15 days.

         For purposes of Sections 3(b) and (c), and subject to Section 3(g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

     (e) REQUIREMENT FOR PRECLEARANCE. Investment Personnel must obtain prior written approval from the designated Review Officer before:

     (i) directly or indirectly acquiring securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed; and

     (ii) directly or indirectly acquiring securities in a private placement. In determining whether to preclear the transaction, the Review Officer designated under Section 5 shall consider, among other factors, whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the Investment Personnel by virtue of their position with the Fund.

         Any Investment Personnel of a Fund who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if they play a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Investment Personnel has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.

     (f) OTHER PROHIBITED TRANSACTIONS. Access Persons and Investment Personnel shall not:

     (i) induce or cause a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;

     (ii) accept   anything  other  than  of  de  minimis  value  or  any  other preferential treatment from any broker-dealer or other entity with which a Fund does business;

     (iii)establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

     (iv) use knowledge of portfolio transactions of a Fund for your personal benefit or the personal benefit of others;

     (v) violate the anti-fraud provisions of the federal or state securities laws;

     (vi) serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.

     (g) UNDUE INFLUENCE. Access Persons and Investment Personnel shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to you. You shall not recommend any securities transactions for a Fund without having disclosed (through reports in accordance with Section 4, preclearance in accordance with Section 3(i), or otherwise) your interest, if any, in such securities or the issuer thereof, including, without limitation, (i) your beneficial ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between you (or any party in which you have a significant interest) and such issuer or its affiliates.

     (h) CORPORATE OPPORTUNITIES. Access Persons, and Investment Personnel shall not take personal advantage of any opportunity properly belonging to a Fund.



     (i) CONFIDENTIALITY. Except as required in the normal course of carrying out their business responsibilities, Access Persons, and Investment Personnel shall not reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

(4)      REPORTING REQUIREMENTS

     (a) REPORTING. Access Persons and Investment Personnel must report the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership. They must report to the designated Review Officer unless they are otherwise required by a Fund, pursuant to a Code of Ethics adopted by the Fund, to report to the Fund or another person.

     (b) EXCLUSIONS FROM REPORTING. Purchases or sales in Covered Securities in an account in which you have no direct or indirect influence or control are not subject to the reporting requirements of this Section.

     (c) INITIAL HOLDING REPORTS. No later than ten (10) days after you become subject to this Code, you must report the following information:



     (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you have any direct or indirect beneficial ownership as of the date you became subject to this Code:

     (ii) the name of any broker, dealer or bank with whom you maintained an account in which any securities were held for your direct or indirect benefit as of the date you became subject to this Code: and

     (iii) the date that the report is submitted.

     (d) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, you must report the following information:



     (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

          (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3) the price of the Covered Security at which the transaction was effected;

          (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

          (5)  the date that the report is submitted.

     (ii) with respect to any account established by you in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

          (1) the name of the broker, dealer or bank with whom you established the account;

          (2)  the date the account was established; and

          (3)  the date that the report is submitted.

     (e) ANNUAL HOLDINGS REPORTS. Annually, you must report the following information (which information must be current as of a date no more than thirty
(30) days before the report is submitted):

     (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which you had any direct or indirect beneficial ownership;

     (ii) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit; and

     (iii) the date that the report is submitted.

     (f) CERTIFICATION OF COMPLIANCE. You are required to certify annually (in the form of Attachment A) that you have read and understood the Code and recognize that you are subject to the Code. Further, you are required to certify annually that you have complied with all the requirements of the Code and you have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     (g) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4(d). The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

     (h) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     (i) ACCOUNT OPENING PROCEDURES. You shall provide written notice to the Review

Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, you will promptly:

     (i)  provide full access to a Fund, its agents and attorneys to any and all
          records  and  documents  which  a  Fund  considers   relevant  to  any
          securities transactions or other matters subject to the Code;

     (ii) cooperate with a Fund, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;

     (iii)provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

     (iv) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.       REVIEW OFFICER

     (a) DUTIES OF REVIEW OFFICER. The Chief Compliance Officer of AIM has been appointed by the Directors of AIM as the Review Officer to:

     (i) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;

     (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

     (iii)compare, on a quarterly basis, all Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;

     (iv) maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A; and

     (v) identify persons who are Investment Personnel of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering.

     (b) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Directors of AIM and the Fund's Board of Trustees.

     (c) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

     (i) a copy of any code of ethics adopted by AIM which has been in effect during the previous five (5) years in an easily accessible place;

     (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

     (iii)a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

     (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by AIM in an easily accessible place;

     (v)  a copy of each written report and  certification  required pursuant to
          Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

     (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under
          Section 3(f) of this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted.

     (d) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for the following:



     (i)  same  day  trades:  transactions  by  Access  Persons  and  Investment
          Personnel occurring on the same day as the purchase or sale of the same security by a Fund for which they are an Access Person or Investment Personnel.

     (ii) portfolio manager trades: transactions by Investment Personnel within five calendar days before and two calendar days after a Fund, for which the Investment Personnel makes or participates in making a recommendation, trades in that security.

     (iii)fraudulent conduct: transaction by Access Persons and Investment Personnel which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund or AIM for purchase by a Fund.

     (iv) other activities: transactions which may give the appearance that an Access Person or Investment Personnel has executed transactions not in accordance with this Code.

     (e) SUBMISSION TO FUND BOARD. The Review Officer shall annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix B that

     (i) describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations: and

     (ii) certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons and Investment Personnel from violating this code.

                                   APPENDIX A

                                   DEFINITIONS

(a)      Access Person:

                  (i)(1) of AIM means each director or officer of AIM any employee or agent of AIM or any company in a control relationship to AIM who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund advised by AIM or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (i)(2) any natural person in a control relationship to AIM who obtains information concerning recommendations made to a Fund by AIM with regard to the purchase or sale of Covered Securities by the Fund;

(b)      Act means the Investment Company Act of 1940, as amended.

(c) Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)      Covered Security means any security except:

     (i)  direct obligations of the Government of the United States;

     (ii) bankers' acceptances and bank certificates of deposits;

     (iii)commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

     (iv) repurchase agreements covering any of the foregoing; and

     (v)  shares of registered open-end investment companies.

(f)      Investment Personnel means

     (i) any employee of AIM who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by AIM; and

     (ii) any individual who controls AIM or a Fund for which AIM is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(g) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(h)  Security    held    or   to    be    acquired    by    the    Fund    means

     (i) been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

     (ii) and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                                   APPENDIX B

                             LIST OF ACCESS PERSONS

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
            AIM                   AP       IP              As of Date                    Fund*                End Date
            ----
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
PETER VLACHOS                               X     DECEMBER 1993                       A.G.E. FUND
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
DAVID RAPPA                                 X     AUGUST 1998                         A.G.E. FUND
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
RHEEMA GRIGG                      X               MARCH 1995                          A.G.E. FUND
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
SALASHER STULTZ                   X               JULY 3, 2000                        A.G.E. FUND
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

AP = Access Person;  IP = Investment Personnel

*  AUSTIN GLOBAL EQUITY FUND

                       AUSTIN INVESTMENT MANAGEMENT, INC.

                                 CODE OF ETHICS

                                  ATTACHMENT A

                                 ACKNOWLEDGEMENT

I understand that I am subject to Austin Investment Management, Inc.'s Code of Ethics. I have read and I understand the Austin Investment Management, Inc. Code of Ethics, as adopted June 30, 2000 and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

-----------------------------                             ----------------------
  Signature                                                     Date

-----------------------------
  Printed Name

     THIS FORM MUST BE COMPLETED AND RETURNED TO [NAME], COMPLIANCE OFFICER.

                                                                  Exhibit (p)(6)
                        POLARIS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

I.  INTRODUCTION

The policies in this Code of Ethics reflect Polaris Capital Management's, Inc.'s ("Polaris'") assumption and expectation of unqualified loyalty to the interests of Polaris and its clients on the part of each access person. In the course of their service to Polaris, access persons must be under no influence which may cause them to serve their own or someone else's interests rather than those of Polaris or its clients.

Polaris' policies reflect its desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. Polaris' business is one dependent upon public confidence. The mere appearance of possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could besmirch Polaris' name and damage its reputation to the detriment of all those with whom we do business.

II.  STATEMENT OF GENERAL PRINCIPLES

It is the policy of Polaris that no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Investment Advisors Act or, with respect to those clients that are Investment Companies, Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of Polaris is, and has been, that each access person shall place at all times the interests of Polaris' clients first. Accordingly, private financial transactions by access persons of Polaris must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of Polaris.

Without limiting in any manner the fiduciary duty owed by access persons to the clients of Polaris or the provisions of this Code of Ethics, it should be noted that Polaris considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the clients of Polaris; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and, with respect to investment personnel, with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients' portfolios. It is also evidence of confidence in the investments made.

In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.

It bears emphasis that technical compliance with procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any client of Polaris.

III.  LEGAL REQUIREMENTS

Section 17(j) of the 1940 Act, provides, among other things, that it is unlawful for any affiliated person of Polaris to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by a client, which is an investment company, in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which states that it is unlawful for any affiliated person of Polaris in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by a client:

          (i) to employ any device, scheme or artifice to defraud a client, which is an investment company;

          (ii) to make to a client, which is an investment company, any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          (iii) to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client, which is an investment company; or

          (iv) to engage in any manipulative practice with respect to a client, which is an investment company.

IV.  DEFINITIONS

For purposes of this Code of Ethics, the following definitions shall apply:

1. The term "access person" shall mean any director, officer or advisory person (as defined below) of Polaris.

2.  The term "Polaris" shall mean Polaris Capital Management, Inc.

3. The term "advisory person" shall mean (i) every employee of Polaris (or of any company in a control relationship to Polaris) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by a client, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to Polaris who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security.

4. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of: (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law; (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership; (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account; (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities; (v) the person's interest in securities held by a trust under certain circumstances; and (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (a) a broad-based index option or future, (b) a right with an exercise or conversion privilege at a price that is not fixed, and
(c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

5. The term "control" shall mean the power to exercise a controlling influence over the management or policies of Polaris, unless such power is solely the result of an official position with Polaris, all as determined in accordance with Section 2 (a) (9) of the 1940 Act.

 6. The term "client" shall mean an entity (natural person, corporation, investment company or other legal structure having the power to enter into legal contracts), which has entered into a contract with Polaris to receive investment management services.

7. The term "investment company" shall mean a management investment company registered as such under the 1940 Act and for which Polaris is the investment adviser or sub-adviser regardless of whether the investment company has entered into a contract for investment management services with Polaris.

8. The term "investment personnel" shall mean all portfolio managers of Polaris and other advisory persons who assist the portfolio managers in making investment decisions for a client, including, but not limited to, analysts and traders of Polaris.

9. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

10.  The term "purchase" shall include the writing of an option to purchase.

11. The term "performance accounts" shall mean all clients of for which Polaris receives a performance-related fee and in which Polaris is deemed to have an indirect pecuniary interest because of the application of Rule 16a-1(a)(2)(ii)(C) under the Securities and Exchange Act of 1934, as amended, as required by Rule 17j-1 under the 1940 Act.

12. The term "Review Officer" shall mean the officer or employee of Boston Investor Services Inc. designated from time to time by Polaris to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer of Boston Investor Services Inc. designated from time to time by Polaris to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

13.  The term "sale" shall include the writing of an option to sell.

14. The term "security" shall have the meaning set forth in Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the United States government, short-term securities which are "government securities" within the meaning of
Section 2 (a) (16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may designated from time to time by Polaris.

15. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security, including any option on a security that is convertible into or exchangeable for the security, has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

16. The term "significant remedial action" shall mean any action that has a material financial effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

V.  SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

A.  Prohibited Activities

While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

1. No ACCESS PERSON shall, directly or indirectly, purchase or sell securities in such a way that the access person knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for any client of Polaris, or otherwise personally act to injure any client's securities transactions;

2. No ACCESS PERSON shall use the knowledge of securities purchased or sold by any client of Polaris or securities being considered for purchase or sale by any client of Polaris to profit personally, directly or indirectly, by the market effect of such transactions;

3. No ACCESS PERSON shall, directly or indirectly, communicate to any person who is not an access person any material non-public information relating to any client of Polaris or any issuer of any security owned by any client of Polaris, including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf or any client of Polaris, except to the extent necessary to effectuate securities transactions on behalf of the client of Polaris;

4. No ACCESS PERSON shall, directly or indirectly, execute a personal securities transaction on a day during which a client of Polaris has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn;

5. No ACCESS PERSON shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of client;

6. No ACCESS PERSONS shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of Polaris that the board service would be consistent with the interests of clients. Where board service is authorized, access persons serving as directors normally should be isolated from those persons making investment decisions through "Chinese Wall" or other procedures. All ACCESS PERSONS are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business of otherwise which is likely to materially interfere with the effective discharge of responsibilities to Polaris and its clients;

7. Investment personnel shall avoid profiting by securities transactions of a trading nature, which transactions are defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days;

8. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer;

9. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in a client's subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;

10. INVESTMENT PERSONNEL shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to the Review Officer including without limitation:

          a. his or her beneficial ownership of any securities of such issuer;

          b. any contemplated transaction by such person in such securities;

          c. any position with such issuer or its affiliates; and

          d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

Such interested investment personnel may not participate in the decision for the client to purchase and sell securities of such issuer.

11. No portfolio manager shall, directly or indirectly, purchase or sell any security or equivalent security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after a client has purchased or sold such security.

B.  Exempt Transactions and Conduct

This Code of Ethics shall not be deemed to be violated by any of the following transactions:

1. Purchases or sales for an account over which the access person has no direct or indirect influence or control;

2.  Purchases or sales which are non-volitional on the part of the access person

3.  Purchases which are part of an automatic dividend reinvestment plan;

4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

6. Purchases or sales for which the access person has received prior written approval from the Review Officer. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17(j) of the 1940 Act and rules thereunder; and

7. Purchases or sales made in good faith on behalf of a client, it being understood by, and disclosed to, each client that Polaris may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of the clients and that such executions may increase or decrease the price at which securities are purchased or sold for the clients.

VI.  COMPLIANCE PROCEDURES

A.  Preclearance for Personal Securities Investments

Every access person shall be required to submit on Form III their intent to trade for their own account to the Review Officer. The Review Officer will be obligated to determine whether any prohibitions or restrictions apply to the relevant securities and respond to the access persons submitting such intent to trade forms in writing. If the Review Officer does not respond in writing within two business days following the date of submission, the trade may be considered "precleared" and the access person may execute such "precleared" trade anytime within two business days following the lapse of the Review Officer's two day period. If four business days have elapsed, not including the day the form was submitted, and the access person's trade has not been executed, "preclearance" will lapse and the access person may not trade without violating this preclearance provision. The access person will be required to submit another Form III and have the intended trade "precleared" again.

B.  Records of Securities Transactions

1. Upon the written request of the Review Officer, access persons are required to direct their brokers to supply to Polaris on a timely basis duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the access person has a beneficial ownership interest.

2. The Review  Officer  shall review on a quarterly  basis all  transactions  in securities on behalf of the Performance Accounts that were conducted simultaneously with transactions in the same securities on behalf of other clients. If the Review Officer determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report to Polaris' counsel.

C.  Personal Reporting Requirements

1. Each access person shall submit to the Review Officer a report in the form annexed hereto as Form I or in similar form (such as a computer printout), which report shall set forth at least the information described in subparagraph 2 of this Section VI. C as to all securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires of disposes of, any beneficial ownership of a security.

2. Every report on Form I shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction(s) to which the report relates was effected and shall contain the following information:

     (1) the date of each transaction, the title, class and number of shares, and the principal amount of each security involved;

     (2) the nature of each transaction (i.e., purchases, sale or other type of acquisition or disposition);

     (3) the price at which each transaction was effected; and

     (4) the name of the broker, dealer or bank with or through whom each transaction was effected;

PROVIDED, HOWEVER, if no transactions in any securities required to be reported were effected during a quarterly period by an access person such access person shall submit to the Review Officer a report on Form I within the time-frame specified above stating that no reportable securities transaction were effected.

3. Every report concerning a securities transaction prohibited under the Statement of General Principles or Prohibited Activities set forth in Sections II or V.A., respectively, with respect to which the reporting person relies upon the exceptions provided in Section V.B shall contain a brief STATEMENT OF THE EXEMPTION RELIED UPON AND THE CIRCUMSTANCES OF THE TRANSACTIONS.

4. At the end of each calendar quarter, the Review Officer shall prepare a summary of all transactions by access persons in securities which were purchased, sold, held or considered for purchase or sale by each client during the prior quarter.

5. Both the Review Officer and the Alternate Review Officer shall compare all reported personal securities transaction with completed and contemplated portfolio transactions of the client to determine whether a violation of this Code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

6. If the Review Officer determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to Polaris' counsel. If the President of Polaris, after consultation with counsel, determines a violation has occurred, he shall immediately inform the client affected and report the sanctions.

D.  Disclosure of Personal Holdings

All investment personnel shall submit to Polaris initially, within 10 days, upon becoming such a person and annually thereafter, within 30 days of December 31, a report disclosing all securities in which such person has a beneficial ownership interest.

E.  Annual Certification of Compliance

All access persons shall certify annually on the form annexed hereto as Form IV that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of Ethics and (iii) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

F.  Submission to Fund Board

The Review Officer shall annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix B that:

          (i) describes any issues under this Code or its procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

          (ii) certifies  that  the  Fund  has  adopted  procedures   reasonably
               necessary to prevent Access Persons and Investment Personnel from violating this code.

G.  Joint Participation

Access persons should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

H.  Sub-contractors and Polaris Capital Management, Inc.

Polaris may contract with other investment advisers to provide research and administrative services. Each such sub-contractor is subject to its own Code of Ethics, a copy of which has been made available to Polaris. Each sub-contractor is required to submit quarterly to Polaris a report that there have been no violations of the sub-contractor's Code of Ethics during the most recent calendar quarter. If there have been violations of the sub-contractor's Code of Ethics, the sub-contractor must submit a detailed report of such violations and what remedial action, if any, was taken. If the sub-contractor's violation involved a client of Polaris, such violation will be analyzed by the Review Officer in Section VI C6 (above); provided, however, that if the sub-contractor is Boston Investor Services, Inc., the analysis of the violation will be done by the President of EGA.

VII.  SANCTIONS

Any violation of this Code of Ethics shall result in the imposition of such sanctions as Polaris may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension of demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

The sanction of disgorgement of any profits realized may be imposed for any of the following violations:

     a. Violation of the prohibition against investment personnel profiting from securities transactions of a trading nature;

     b. Violation of the prohibition against access persons, directly or indirectly, executing a personal securities transaction on a day during which a client in his or her complex has a pending "buy" or "sell" order; and,

     c. Violation of the prohibition against portfolio managers, directly or indirectly, purchasing or selling any security in which he or she has, or by reason of such purchase acquired, any beneficial ownership within a period of seven (7) calendar days before and after a client has purchased or sold such security.

VIII.  RECORDKEEPING REQUIREMENTS

Polaris shall maintain and preserve in an easily accessible place:

     a. A copy of the Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

     b. A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

     c. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place; and

     d. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

     e. a record of any decision, and the reasons supporting the decision, approving the acquisition by investment personnel of securities under
     Section V(A)(9) of this Code, for at least five (5) years after the end of the fiscal year in which the approval is granted.

IX.  MISCELLANEOUS

A.  Confidentiality

All information obtained from any access person hereunder shall be kept in strict confidence by Polaris, except that reports of securities transaction hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

B.  Notice to Access Persons

Polaris shall identify all persons who are considered to be "access persons," "investment personnel" and "portfolio managers," inform such persons of their respective duties and provide such persons with copies of this Code of Ethics.

Effective: July 1, 2000

                                                                  Exhibit (p)(7)


                           THE STRATEVEST GROUP, N.A.

                                   RULE 17j-1

                        CODE OF ETHICS FOR ACCESS PERSONS

                                TABLE OF CONTENTS

SECTION                                                                   PAGE

1.       General Fiduciary Principles                                      2

2.       Definitions                                                       2

3.       Exempt Transactions                                               4

4.       Prohibited Transactions and Activities                            4

5.       Pre-clearance Requirement and Exempted                            5
         Transactions

6.       Prohibition on the Receipt of Gifts                               7

7.       Reporting Requirements                                            8

                Initial Reporting Requirements                             8

                Quarterly Reporting Requirements                           8

                Annual Reporting Requirements                              9

                Exemption for Disinterested Directors                      10

8.       Sanctions                                                         10

Procedures for Prior Approval of Personal Securities Transactions by       11
Access Persons

Pre-clearing Foreign Securities                                            12

Procedures for the Reporting and Review of Personal Transaction            18
Activity

                           THE STRATEVEST GROUP, N.A.

              CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule 17j-1 under the Investment Company Act of 1940, as amended, this Code of Ethics has been adopted on behalf of the Adviser.*

1.       GENERAL FIDUCIARY PRINCIPLES

a)   Each Access Person:

     i) must place the Funds' interests ahead of the Access Person's personal interests;

     ii) must avoid conflicts or apparent conflicts of interest with the Funds; and

     iii) must conduct his or her personal transactions in a manner which neither interferes with Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of the Access Person's relationship to the Fund.

     The failure to recommend or purchase a Covered Security for the Fund may be considered a violation of this Code.

b) Every Access Person must adhere to these general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code. Technical compliance with the terms of this Code and the
     Associated Procedures may not be sufficient where the transactions undertaken by an Access Person show a pattern of abuse of the Access Person's fiduciary duty.

2.       DEFINITIONS

a)   The "1940 Act" means the Investment Company Act of 1940, as amended.

b) "Access Person" means any director, trustee, officer, managing general partner, general partner, or Advisory Person of a Fund or the Adviser who, with respect to any Fund, makes any recommendations, participates in the determination or which recommendation will be made, or whose principal function or duties relate to the determination of which recommendations will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the Adviser to any Fund.

c)   "Adviser" means The Stratevest Group, N.A.

d) "Advisory Person" means (i) any employee of the Adviser or of any company in a control relationship to the Adviser, who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Covered Security.
_____________________
*As the context requires, references herein to the singular include the plural and masculine pronouns include the feminine.

e) "Associated Procedures" means those policies, procedures and/or statements that have been adopted by the Adviser or the Fund, and which are designed to supplement this Code and its provisions.

f) "Beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership. Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16a-1(a)(2) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires.

g) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

h) Except as provided in this definition, "Covered Security" shall include any Security, including without limitation: equity and debt securities; derivative securities, including options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; investments in unit investment trusts; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Covered Security. For example, a Related Security may be convertible into a Covered Security, or give its holder the right to purchase the Covered Security. For purposes of reporting, "Covered Security" shall include futures, swaps and other derivative contracts.

     "Covered Security" shall not include: direct obligations of the Government of the United States (regardless of their maturities); bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments, including repurchase agreements; and shares of registered open-end investment companies.

i) "Disinterested director" means a director, trustee, or managing general partner of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

j) "Fund" means Stratevest Funds, an investment company registered under the 1940 Act (and any series or portfolios of such company).

k) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

l) "Investment Personnel" include: Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and chief investment officers); Access Persons who provide information and advice to such portfolio managers (such as securities analysts); and Access Persons who assist in executing investment decisions for the Fund (such as traders).

m) "Private Placement" or "limited offering" means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

n) "Purchase or sale of a Covered Security" includes, inter alia, the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

o) "Review Officer" means an employee of the Adviser appointed by the Adviser to review, monitor, approve or deny personal trading requests, notifications, transaction and holdings reports and related actions from Access Persons, Advisory Persons and Investment Personnel.

p) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

q)   "Underwriter" means Edgewood Services, Inc.


3.       EXEMPT TRANSACTIONS

The prohibitions or requirements of Section 4 and Section 5 of this Code shall not apply to:

a)       Purchases or sale of the following Securities:

     i) direct obligations of the Government of the United States (regardless of their maturities). This exemption does not apply to indirect obligations of the U.S. Government, including FNMAs, GNMAs or FHLMCs.

     ii)  bankers' acceptances;

     iii) bank certificates of deposit;

     iv)  commercial paper;

     v)   high  quality  short-term  debt  instruments,   including   repurchase
          agreements; and

     vi)  shares of registered open-end investment companies.


b) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

4.       PROHIBITED TRANSACTIONS AND ACTIVITIES

a) Every Access Person is prohibited from acquiring any Security distributed in an initial public offering; however, subject to provisions of this Code and its Associated Procedures, an Access Person may acquire the security in the secondary market.

b) Every Access Person is prohibited from acquiring any Security in a private placement or other limited offering, without the express prior approval of Review Officer. In instances where an Investment Personnel, after receiving prior approval, acquires a Security in a private placement, the Investment Personnel has an affirmative obligation to disclose this investment to the Chief Investment Officer (or his designee) if the Investment Personnel participates in any subsequent consideration of any potential investment by the Fund in the issuer of that Security. Following a purchase by an Investment Personnel in an approved personal transaction, any purchase by the Fund of Securities issued by the same company (other than secondary market purchases of publicly traded Securities) will be subject to an independent review by Review Officer.

c) Every Access Person is prohibited from executing a personal transaction in any Covered Security on a day during which the Fund has a pending "buy" or "sell" order for that Covered Security, until the Fund's orders are either executed or withdrawn.

All Investment Personnel are prohibited from purchasing or selling any Covered Security within five calendar days AFTER the Fund purchases or sells the same Covered Security. Members of an Investment Personnel group, as defined by Review Officer, are prohibited from purchasing or selling any Covered Security within five days before any Fund advised by that group purchases or sells the same Covered Security. This prohibition shall not apply to purchases and sales of large-cap securities (stocks with market capitalizations of $10 billion and over) deemed to be of a de minimis nature ( under $10,000 in the aggregate).

d) Every Access Person is prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Security within 60 calendar days. For purposes of this prohibition, each personal transaction in the Covered Security will begin a new 60 calendar day period. As an illustration, if an Access Person purchases 1000 shares of Omega Corporation on June 1st, 500 shares on July 1st, and 250 shares on August 1st, the profit from the sale of the 1000 shares purchased on June 1st is prohibited for any transaction prior to October 1st (i.e., 60 calendar days following August 1st). In circumstances where a personal transaction in a Covered Security within the proscribed period is involuntary (for example, due to unforeseen corporate activity, such as a merger), the Access Person must notify Review Officer.

In circumstances where an Access Person can document personal exigencies, Review Officer may grant an exemption from the prohibition of profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Security within 60 calendar days. Such an exemption is wholly within the discretion of Review Officer, and any request for such an exemption will be evaluated on the basis of the facts of the particular situation.

e) All Investment Personnel are prohibited from serving on the boards of directors of any issuer of a Covered Security, absent express prior authorization from Review Officer. Authorization to serve on the board of such a company may be granted in instances where Review Officer determines that such board service would be consistent with the interests of the Fund and its shareholders. If prior approval to serve as a director of a company is granted, Investment Personnel have an affirmative duty to recuse themselves from participating in any deliberations by the Fund regarding possible investments in the securities issued by the company on whose board the Investment Personnel sit.

f) Every Access Person is prohibited from purchasing or selling, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

     i)   is being considered for purchase or sale by the Fund; or

     ii)  is being purchased or sold by the Fund.

g) Every Access Person is prohibited, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by the Fund:

     i)   from employing any device, scheme or artifice to defraud the Fund;

     ii) from making any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     iii) from engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     iv)  from engaging in any manipulative practice with respect to the Fund.

Examples of this would include causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option. One test which will be applied in determining whether this prohibition has been violated will be to review the Covered Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

h) Notwithstanding the other restrictions of this Code to which Disinterested directors are subject, subparagraphs (a) through (d) of this Section 4 shall not apply to Disinterested directors.

5.       PRE-CLEARANCE REQUIREMENT AND EXEMPTED TRANSACTIONS

a) Every Access Person is prohibited from executing a personal transaction in any Covered Security (including transactions in pension or profit-sharing plans in which the Access Person has a beneficial interest), without express prior approval of Review Officer, in accordance with the Associated Procedures governing pre-clearance. A purchase or sale of Covered Securities not otherwise approved pursuant to the Associated Procedures may, upon request made prior to the personal transaction, nevertheless receive the approval of Review Officer if such purchase or sale would be: only remotely potentially harmful to the Fund; very unlikely to affect a highly institutional market; or clearly not related economically to the securities to be purchased, sold or held by the Fund. Notwithstanding the receipt of express prior approval, any purchases or sales by any Access Person undertaken in reliance on this provision remain subject to the prohibitions enumerated in Section 4 of this Code.

b)   The pre-clearance requirement in Section 5(a) shall not apply to:

     i) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of Section 4 (g) of this Code.

     ii) Purchases which are either made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

     iii) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

     iv) Purchases and sales of a Security that represents an interest in certain indices as determined by Review Officer.

     v) Transactions in a Covered Security which involve the giving of gifts or charitable donations.

     vi) Purchases and sales of Covered Securities executed by a person deemed to be an Access Person solely by reason of his position as an Officer and/or Director or Trustee of the Fund. This exemption does not apply to those persons who are Officers and/or Directors of an Underwriter or Adviser.

     vii) Purchases and sales of large-cap securities (stocks with market capitalizations of $10 billion and over) deemed to be of a de minimis nature (under $10,000 in the aggregate).

c)   Notwithstanding  the other restrictions of this Code to which Disinterested
     directors  are  subject,   Section  5  shall  not  apply  to  Disinterested
     directors.

6.       PROHIBITION ON THE RECEIPT OF GIFTS

Every Access Person is prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "de minimis value" is equal to $100 or less. This prohibition shall not apply to:

     i) salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

     ii) the acceptance of meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

     iii) the acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

     iv) the acceptance of gifts, meals, refreshments, or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

     v) the acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

7.       REPORTING

Every Access Person is required to submit reports of transactions in Covered Securities to Review Officer as indicated below. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

INITIAL REPORTING REQUIREMENTS

a) Within 10 calendar days of commencement of employment as an Access Person, the Access Person will provide a list including:

     i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     ii) the name of any broker, dealer or bank maintaining an account in which any Security was held for the direct or indirect benefit of the Access Person as of the date of employment as an Access Person; and

     iii) the date the report is submitted to Review Officer.

b) Every Access Person is required to direct his broker to forward to the Review Officer on a timely basis, duplicate copies of both confirmations of all personal transactions in Covered Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest and periodic statements relating to any such account.

QUARTERLY REPORTING REQUIREMENTS

c) Every Access Person shall report the information described in Section 7(d) of this Code with respect to transactions in any Covered Security (other than those personal transactions in Securities exempted under Section 3 of this Code) in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

d) Every report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Access Person submitting the report, and shall contain the following information:

     i) the date of the transaction, the title and the number of shares, the principal amount, the interest rate and maturity date, if applicable of each Covered Security involved;

     ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     iii) the price at which the transaction was effected;

     iv) the name of the broker, dealer or bank through whom the transaction was effected; and

     v) if there were no personal transactions in any Covered Security during the period, either a statement to that effect or the word "None" (or some similar designation).

e) Every Access Person shall report any new account established with a broker, dealer or bank in which any Security was transacted or held for the direct or indirect benefit of the Access Person during the quarter. The report shall include the name of the entity with whom the account was established and the date on which it was established.

ANNUAL REPORTING REQUIREMENTS

f) Every Access Person, on an annual basis or upon request of Review Officer, will be required to furnish a list including the following information (which information must be current as of a date no more than 30 days before the report is submitted) within 10 calendar days of the request:

     i) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

     ii) the name of any broker, dealer or bank maintaining an account in which any Covered Security was held for the direct or indirect benefit of the Access Person; and

     iii) the date the report is submitted to Review Officer.

g) In addition, every Access Person is required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code and its Associated Procedures, and that they recognize that they are subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and its Associated Procedures and that the Access Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of this Code.

EXEMPTION FOR DISINTERESTED DIRECTORS

h)   A   Disinterested   director   is  exempt  from  the   "initial   reporting
     requirements" and "annual reporting requirements" contained in Section 7.

     i) A Disinterested director shall be exempt from the "quarterly reporting requirements" contained in Section 7, so long as at the time of the personal transaction in the Covered Security, the Disinterested director neither knew, nor, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in the Covered Security by the Disinterested director the Covered Security was purchased or sold by the Fund, or considered for purchase or sale.

8.       SANCTIONS

a) Upon discovering a violation of this Code or its Associated Procedures, Review Officer may take such actions or impose such sanctions, if any, as it deems appropriate, including, but not limited to:,

     i)   a letter of censure;

     ii)  suspension;

     iii) a fine;

     iv)  the unwinding of trades;

     v)   the disgorging of profits; or

     vi)  the termination of the employment of the violator.

b)   The filing of any false,  incomplete  or untimely  reports,  as required by
     Section 7 of this Code, may be considered a violation of this Code.

c) All material violations of this Code and any sanctions imposed with respect thereto shall be reported to the Board of Directors of the Fund at least annually.

                SAMPLE PROCEDURES FOR PRIOR APPROVAL OF PERSONAL

                    SECURITIES TRANSACTIONS BY ACCESS PERSONS

PROCESS

PRECLEARANCE APPROVAL

a) An Access Person who wishes to effect a personal securities transaction, whether a purchase, sale, or other disposition, must pre-clear the Covered Security prior to engaging in the transaction.

b) When trading options, the Access Person must pre-clear the underlying security before entering into the option contract.

c) Based on established criteria, Review Officer determines whether the contemplated transaction should be permitted. The primary criteria applied are whether the Covered Security is on the Equity Watch List (which is updated [weekly]) or Open Order lists, or whether the Covered Security was traded by any of the Adviser advised funds (fund trade information is updated [nightly]).

d)   Approval is either granted or denied immediately.

e) If approval is denied, the Access Person is given a specific reason for the denial. The contemplated personal transaction in that Covered Security is prohibited until prior approval is subsequently granted.

f) If approval is granted, the Access Person is free to effect the personal transaction in that Covered Security DURING THAT TRADING DAY ONLY. In this regard, open orders for more than one trading day (good till cancel) must be approved daily to comply with the Code. If approval is granted, Review Officer must record the reasons supporting the approval on the following Personal Transaction Notification form so that Review Officer can maintain a record of all approved pre-clearance requests.

g) All trade requests and their dispositions are maintained and reviewed by Review Officer in conjunction with other information provided by Access Persons in accordance with the Code.

h) Review Officer reviews all exceptions generated due to a fund trade occurring after pre-clearance approval has been granted. Review Officer determines the appropriate action to be taken to resolve each exception.

If extraordinary circumstances exist, an appeal may be directed to Review Officer [phone number]. Appeals are solely within the discretion of Review Officer.

TRANSACTIONS COVERED AND EXEMPTIONS

These procedures  apply to Access  Persons'  personal  transactions  in "Covered
     Security" as defined in Section 2 of the Code. A Covered Security includes: equity and debt securities; options and warrants to purchase equity or debt securities; shares of closed-end investment companies; and investments in unit investment trusts.

These procedures do not apply to contemplated transactions in the following instruments:

a) direct obligations of the Government of the United States (regardless of their maturities). This exemption does not apply to indirect obligations of the U.S. Government, including FNMAs, GNMAs or FHLMCs.);

b)   bankers' acceptances;

c)   bank certificates of deposit;

d)   commercial paper;

e)   high quality short-term debt instruments,  including repurchase agreements;
     and

f)   shares of registered open-end investment companies;


In addition, these procedures do not apply to the following transactions:

g) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

h) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of the Code;

i) Purchases which are either (i) made solely with the dividend proceeds received in a dividend reinvestment plan; or (ii) part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer;

j) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired;

k) Purchases and sales of a Security that represents an interest in certain indices as determined by Review Officer;

l) Transactions in a Covered Security which involve the giving of gifts or charitable donations; and

m) Purchases and sales of Covered Securities executed by a person deemed to be an Access Person solely by reason of his position as an Officer and/or Director or Trustee of the Fund. This exemption does not apply to those persons who are Officers and/or Directors of an Underwriter or Adviser.

n)   Purchases   and  sales  of   large-cap   securities   (stocks  with  market
     capitalizations of $10 billion and over) deemed to be of a de minimis nature (under $10,000 in the aggregate).


SANCTIONS

Failure to comply with the pre-clearance process may result in any of the following sanctions being imposed as deemed appropriate by Review
         Officer:

i)       a letter of censure;
ii)      suspension;
iii)     a fine;
iv)      the unwinding of trades;
v)       the disgorging of profits; or
vi)      the termination of the employment of the violator.

                        PERSONAL TRANSACTION NOTIFICATION

I, [Name] intend to buy/sell shares of [Name of security] for my personal account or an account over which I have discretion. I am aware of no conflict this transaction may pose with any mutual fund managed by The Stratevest Group, N.A.

                                               Signed by:

                                               Date:



________  Approval granted for trading on ______________ because ______________.

________  Approval denied.  Reason for denial:   _______________________________



                                            Acknowledged by: ___________________

                                                            Review Officer/Title

                                                              Date

Broker-Dealer Name
Address

         RE:      Your Name

                  Brokerage Account Number: 1234-5678

Dear Sir/Madam:

         As an employee of The Stratevest Group, N.A., I am subject to certain requirements applicable to my personal securities transactions, in accordance with the Codes of Ethics adopted by the various investment companies advised by The Stratevest Group, N.A. These requirements also assist The Stratevest
                  Group, N.A. in carrying out its responsibilities under the Insider Trading and Security Fraud Enforcement Act of 1988. Among these requirements is my obligation to provide to The Stratevest Group, N.A. duplicate brokerage confirmations and account statements.

         Therefore, I hereby  request that you provide  duplicate  confirmations and account statements with respect to securities in which I have any beneficial ownership or interest, including securities held in street name or in house, family, joint or partnership accounts. These duplicate account memoranda should occur with respect to all transactions including, but not limited to, those involving options, warrants, shares of closed end investment companies and futures contracts. Please forward this information to:

         The Stratevest Group, N.A.
         [Address]

         Any questions concerning these matters can be directed to [name] at [phone number]. Your serious attention to this matter is greatly appreciated.

                                   Sincerely,

 SAMPLE PROCEDURES FOR THE REPORTING AND REVIEW OF PERSONAL TRANSACTION ACTIVITY

INITIAL REPORTING PROCESS

1.   Review  Officer  meets with each new Access  Person and reviews the Code of
     Ethics   and  the   procedures   for   pre-clearing   personal   securities
     transactions.

2.   The  Access  Person  is  required  to  complete  the   "Certification   and
     Acknowledgment Form" to acknowledge his/her understanding of the Code of Ethics and return it to Review Officer within 10 calendar days.

3. In addition, the Access Person is required to complete the "Personal Security Portfolio Form" which includes the following information:

     a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     b) the name and address of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Security was held for the direct or indirect benefit of the Access Person as of the date of employment as an Access Person; and

     c)   the date the report is submitted to Review Officer.

4. A separate form must be completed for the Access Person and all household members as defined in Section 2(c) of the Code. The signed form(s) must be returned to Review Officer within 10 calendar days.

5.   Review  Officer  maintains  current  portfolio   holdings   information  as
     "initial" holdings.

6. Review Officer notifies each broker, dealer or bank that duplicate confirmations and statements for the Access Person, if applicable, must be sent to Review Officer, effective immediately.

QUARTERLY REPORTING PROCESS

1. On the first business day after each calendar quarter end, Review Officer sends an e-mail to each Access Person giving step-by-step instructions on how to complete the quarterly reporting requirements.

2. Within 10 calendar days of the quarter end, the Access Person is required to:

     a) review for accuracy all Covered Security transactions recorded during the previous calendar quarter in all personal and household member accounts;

     b) review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

     c) notify Review Officer of any new accounts established with brokers, banks or dealers during the quarter and the date the account was established; and

     d)   resolve any discrepancies with Review Officer.

3. Covered Security transactions executed by any Access Person during the calendar quarter are reviewed by Review Officer periodically throughout the quarter.

4. Review Officer issues memos to each Access Person if any transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

5. Based on the activity and the responses to the memos, Review Officer may impose any of the sanctions identified in Section 8.


ANNUAL REPORTING PROCESS

1. At least annually, Review Officer requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2. This re-certification is required to be completed within 10 calendar days of the request. Review Officer monitors compliance with this requirement.

3. At the same time, Review Officer provides each Access Person with a current list of securities held in the Access Person's account(s).

4.   Within 10 calendar days of the request, the Access Person is required to:

     a) review for accuracy all securities held in all personal accounts, including the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

     b) review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

     c) notify Review Officer of any new accounts established with brokers, banks or dealers; and

     d)   resolve any discrepancies with Review Officer.

REPORTING TO THE BOARD OF TRUSTEES

1. Each quarter, Review Officer reports any violations of the Code to the Board of Trustees. Violations of the Code include:

     a)   failure to preclear a transaction;

     b) failure to complete the initial, quarterly or annual reporting requirements timely, regardless of whether the Access Person executed any transactions;

     c) recognition of a profit on the sale of a security held less than 60 days;

     d)   failure to comply with the receipt of gifts requirements; and

     e) any trends or patterns of personal securities trading which are deemed by Review Officer to be violations of the Code.

2. Review Officer provides the Board with the name of the Access Person; the type of violation; the details of the transaction(s); and the types of sanctions imposed, if any.

RECORDKEEPING REQUIREMENTS

Review Officer maintains the following books and records for a period no less than 6 calendar years:

     a)   a copy of the Code of Ethics;

     b) a record of any violation of the Code of Ethics and any action taken as a result of the violation;

     c) a copy of each report made by an Access Person, including initial, quarterly and annual reporting;

     d)   a record of all Access Persons (current and for the past five years);

     e)   a record of persons responsible for reviewing reports; and

     f) a copy of any supporting documentation used in making decisions regarding action taken by Review Officer with respect to personal securities trading.

                                                                 Exhibit (p)(12)

                      TRILLIUM ASSET MANAGEMENT CORPORATION

                                 CODE OF ETHICS

INTRODUCTION

         This Code of Ethics (the "Code") has been adopted by TRILLIUM ASSET MANAGEMENT CORPORATION ("TAMC"). This Code pertains to TAMC's investment advisory services to registered management investment companies or series thereof (each a "Fund"). This Code establishes standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Fund and addresses other types of conflict of interest situations. Definitions of underlined terms are included in Appendix A.

1.       POLICY STATEMENT

         TAMC forbids any Access Person and Investment Personnel from engaging in any conduct which is contrary to this Code. In addition, due to their positions, TAMC also forbids any Access Person or Investment Personnel from engaging in any conduct which is contrary to TAMC's Insider Trading Policy and Related Procedures. In addition, many persons subject to the Code are also subject to the other restrictions or requirements which affect their ability to open securities accounts, effect securities transactions, report securities transactions, maintain information and documents in a confidential manner and other matters relating to the proper discharge of your obligations to TAMC. These include contractual arrangements with TAMC and policies adopted by TAMC concerning confidential information and documents.

         TAMC has always held itself and its employees to the highest ethical standards. While this Code is only one manifestation of those standards, compliance with its provisions is essential. Failure to comply with this Code is a very serious matter and may result in disciplinary action being taken. Such action can include among other things, monetary fines, disgorgement of profits, suspension or even termination of employment.

2.       WHO IS COVERED BY THIS CODE

(a) All Access Persons and Investment Personnel, in each case only with respect to those Funds listed on Appendix A.

                           3. PROHIBITED TRANSACTIONS

     (a) PROHIBITION AGAINST FRAUDULENT CONDUCT. It is unlawful for Access Persons and Investment Personnel to use any information concerning a Security held or to be acquired by a Fund, or their ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, they shall not, directly or indirectly:

          (i) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;

          (ii) make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or

          (iii)engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund.

     (b) BLACKOUT PERIOD. Access Persons and Investment Personnel shall not Purchase or sell a Covered Security in an account over which they have direct or indirect influence or Control on a day during which they know or should have known a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     (c) ADDITIONAL INVESTMENT PERSONNEL BLACKOUT PERIOD. No Investment Personnel shall Purchase or sell a Covered Security within ten trading days before or two trading days after a Fund for which the Investment Personnel makes or participates in making a recommendation trades in that security. Any profits realized on Purchases or sales of that security within this proscribed period shall be disgorged to a Fund or a charity.

     (d) BLACKOUT PERIOD EXCLUSIONS AND DEFINITIONS. The following transactions shall not be prohibited by this Code and are not subject to the limitations of Sections 3(b) and (c):

          (i) Purchases or sales over which one has no direct or indirect influence or Control (for this purpose, one is deemed to have direct or indirect influence or Control over the accounts of a spouse, minor children and relatives residing in one's home);

          (ii) Purchases which are part of an automatic dividend reinvestment plan;

          (iii) Purchases or sales which are non-volitional on one's part; and

          (iv) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

         For purposes of Sections 3(b) and (c), and subject to Section 3(g) below, the (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

     (e) REQUIREMENT FOR PRECLEARANCE. Access Persons and Investment Personnel must obtain written pre-clearance from the Review Officer designated under
Section 5 for any securities transaction except those listed in Section 3(d) of the Code. A form for the purpose of obtaining pre-clearance follows as Attachment C. The Review Officer will not grant pre-clearance if the security transaction is not consistent with the provisions of the Code.

         Any Investment Personnel of a Fund who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if they play a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Investment Personnel has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section. Once disclosure is given, an independent review of the Fund's investment decision will be made.

     (f) OTHER PROHIBITED TRANSACTIONS. Access Persons and Investment Personnel shall not:

          (i) induce or cause a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;

          (ii) accept anything other than items of de minimis value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;

          (iii)establish  or  maintain  an account at a  broker-dealer,  bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

          (iv) use knowledge of portfolio transactions of a Fund for one's personal benefit or the personal benefit of others

          (v) violate the anti-fraud provisions of the federal or state securities laws;

          (vi) serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would not conflict with the interests of the Fund and its shareholders;

         (vii) directly or indirectly acquire securities in an initial public offering for which no public market in the same or similar securities of the issue has previously existed.

     (g) UNDUE INFLUENCE. Access Persons and Investment Personnel shall not cause or attempt to cause any Fund to Purchase, sell or hold any security in a manner calculated to create any personal benefit. Such persons shall not recommend any securities transactions for a Fund without having disclosed (through reports in accordance with Section 4, preclearance in accordance with Section 3(f), or otherwise) their interest, if any, in such securities or the issuer thereof, including, without limitation, (i) Beneficial Ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between such person (or any party in which such person has a significant interest) and such issuer or its affiliates.

     (h) CORPORATE OPPORTUNITIES. Access Persons and Investment Personnel shall not take personal advantage of any opportunity properly belonging to a Fund.

     (i) CONFIDENTIALITY. Except as required in the normal course of carrying out their business responsibilities, Access Persons and Investment Personnel shall not reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for Purchase or sale on behalf of any Fund.

4.       REPORTING REQUIREMENTS

     (a) REPORTING. Access Persons and Investment Personnel must report the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect Beneficial Ownership. They must report to the designated Review Officer unless they are otherwise required by a Fund, pursuant to a Code of Ethics adopted by the Fund, to report to the Fund or another person.

     (b) EXCLUSIONS FROM REPORTING. Purchases or sales of Covered Securities in an account in which a person has no direct or indirect influence or Control are not subject to the reporting requirements of this Section.

     (c) INITIAL HOLDING REPORTS. No later than ten (10) days after a person becomes subject to this Code as set forth in Section 2, he or she must report the following information:

          (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the person has any direct or indirect Beneficial Ownership as of the date he or she became subject to this Code;

          (ii) the name of any broker, dealer or bank with whom he or she maintained an account in which any securities were held for his or her direct or indirect benefit as of the date he or she became subject to this Code; and

          (iii) the date that the report is submitted.

     (d) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, each person subject to this Code must report the following information:

          (i) with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which the person has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

               (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2) the nature of the transaction (i.e., Purchase, sale or any other type of acquisition or disposition); (3) the price of the Covered Security at which the transaction was effected; (4) the name of the broker, dealer or bank with or through which the transaction was effected; and (5) the date that the report is submitted.

          (ii) with respect to any account established by the person in which any Covered Securities (whether or not publicly traded) were held during the quarter for his or her direct or indirect benefit:

               (1) the name of the broker, dealer or bank with whom he or she established the account;

               (2)  the date the account was established; and

               (3)  the date that the report is submitted.

     (e) ANNUAL HOLDINGS REPORTS. Annually, Access Persons must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

          (i) the title, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which such person had any direct or indirect Beneficial Ownership;

          (ii) the name of any broker, dealer or bank with whom such person maintains an account in which any securities are held for such person's direct or indirect benefit; and

          (iii) the date that the report is submitted.

     (f) CERTIFICATION OF COMPLIANCE. Access Persons are required to certify annually (in the form of Attachment A) that they have read and understood the Code and recognize that they are subject to the Code. Further, they are required to certify annually that they have complied with all the requirements of the Code and they have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

     (g) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Securities to which the report relates.

     (h) ACCOUNT OPENING PROCEDURES. Each person subject to the Code shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, he or she must promptly:

          (i) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;

          (ii) cooperate  with  a  Fund,  or  its  agents  and   attorneys,   in
               investigating any securities transactions or other matter subject to the Code;

          (iii)provide a Fund, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

          (iv) promptly notify the Review Officer or such other individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.       REVIEW OFFICER

     (a) DUTIES OF REVIEW OFFICER. The Chief Compliance Officer of TAMC has been appointed by the Directors of TAMC as the Review Officer to:

          (i) review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

          (ii) identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

          (iii)compare,   on  a  quarterly   basis,   all   Covered   Securities
               transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;

          (iv) maintain a signed acknowledgment by each person who is then subject to this Code, in the form of Attachment A; and

          (v) identify persons who are Access Persons or Investment Personnel of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to entering into a personal securities transactions.

     (b) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Directors of TAMC.

     (c) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

          (i) a copy of any code of ethics adopted by TAMC which has been in effect during the previous five (5) years in an easily accessible place;

          (ii) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

          (iii)a copy of each report made by anyone subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

          (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by TAMC, in an easily accessible place;

          (v) a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and

          (vi) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of privately placed securities for at least five (5) years after the end of the fiscal year in which the approval is granted.

     (d) POST-TRADE REVIEW PROCESS. Following receipt of Quarterly Transaction Reports, transactions will be screened for the following: (Note: Need guidelines for what to review.)

          (i) same day trades: transactions by Access Persons and Investment Personnel occurring on the same day as the Purchase or sale of the same security by a Fund for which they are an Access Person or Investment Personnel.

          (ii) portfolio manager trades: transactions by Investment Personnel within ten trading days before and two trading days after a Fund, for which the Investment Personnel makes or participates in making a recommendation, trades in that security.

          (iii)fraudulent conduct: transactions in a Covered Security by Access Persons and Investment Personnel which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by a Fund or TAMC for Purchase by a Fund.

          (iv) other activities: transactions which may give the appearance that
               an  Access   Person  or   Investment   Personnel   has   executed
               transactions not in accordance with this Code.

     (e) SUBMISSION TO FUND BOARD. The Review Officer shall annually prepare a written report to the Board of Trustees (or Directors) of a Fund listed in Appendix B that

          (i) describes any issues under this Code or its procedures since the last report to the Trustees or Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

          (ii) certifies  that  the  Fund  has  adopted  procedures   reasonably
               necessary to prevent Access Persons and Investment Personnel from violating the Code.

                      TRILLIUM ASSET MANAGEMENT CORPORATION

                                 CODE OF ETHICS

                                   APPENDIX A

                                   DEFINITIONS

(a) Access Person:

         (i)(1) of TAMC means each director or officer of TAMC, any employee or agent of TAMC, or any company in a Control relationship to TAMC who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the Purchase or sale of Covered Securities by a Fund advised by TAMC, or whose functions relate to the making of any recommendations with respect to such Purchases or sales; and

         (i)(2) any natural person in a Control relationship to TAMC who obtains information concerning recommendations made to a Fund by TAMC with regard to the Purchase or sale of Covered Securities by the Fund;

(b) Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A Beneficial Owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         Indirect pecuniary interest in a security includes securities held by a person's immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(c) Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof Control over the company. This presumption may be rebutted based upon the facts and circumstances of a given situation.

(d) Covered Security means any security except:

         (i)      direct obligations of the Government of the United States;
         (ii)     bankers' acceptances and bank certificates of deposits;
         (iii) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
         (iv)     repurchase agreements covering any of the foregoing; and
         (v)      shares of registered open-end investment companies.

(e) Investment Personnel means

         (i) any employee of TAMC who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the Purchase or sale of securities by a Fund managed by TAMC; and

         (ii) any individual who Controls TAMC or a Fund for which TAMC is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the Purchase or sale of securities by the Fund.

(f) Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(g) Security held or to be acquired by the Fund means

          (i) any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for Purchase by the applicable Fund; and

          (ii) and any option to Purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

                      TRILLIUM ASSET MANAGEMENT CORPORATION

                                 CODE OF ETHICS

                                  ATTACHMENT A

                             LIST OF ACCESS PERSONS

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
            TAMC                  AP       IP              As of Date                    Fund                 End Date
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------
------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

------------------------------ --------- -------- ----------------------------- ------------------------ --------------------

AP = Access Person;  IP = Investment Personnel

                      TRILLIUM ASSET MANAGEMENT CORPORATION

                                 CODE OF ETHICS

                                  ATTACHMENT B

Acknowledgment

I understand that I am subject to TAMC's Code of Ethics. I have read and I understand the TAMC Code of Ethics, as adopted by TAMC on ______________ and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

                       Signature                                      Date



                     Printed Name

THIS  FORM  MUST BE  COMPLETED  AND  RETURNED  TO TAMC'S COMPLIANCE DEPARTMENT:

                                           COMPLIANCE MANAGER
                                           TRILLIUM ASSET MANAGEMENT CORPORATION
                                           711 ATLANTIC AVENUE
                                           BOSTON, MA 02111

                      Trillium Asset Management Corporation

                                 Code of Ethics

                                  Attachment C

                               Pre-Clearance Form

--------
* As the context requires, references herein to the singular include the plural and masculine pronouns include the feminine.